EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-83523 of Tera Computer Company on Form S-3 of our report, dated March 22, 1999 (June 21, 1999 as to Note 12), which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, appearing in Amendment No. 1 of the Annual Report on Form 10-K/A of Tera Computer Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.






Seattle, Washington
August 24, 1999